UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2006

FLOTEK INDUSTRIES, INC.

Delaware (State or Other Jurisdiction of Incorporation)

001-13270 (Commission File Number)

90-0023731 (IRS Employer Identification Number)

7030 Empire Central Drive, Houston, Texas (Address of Principal Executive Offices)

77040 (Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 849-9911

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure.

Flotek Industries, Inc. (the “Company”) presented at the EnerCom Fourth Oilservice Conference on Thursday, February 16, 2006, an investor presentation in the form attached as an exhibit hereto. The presentation contains a summary of the Company’s earnings guidance for the years ending December 31, 2005 and December 31, 2006, as well as certain other financial and operating information.

Items discussed during the presentation, which can be heard via the audio portion of the webcast posted on the registrant’s website, www.flotekind.com, included the following:

▪
A potential significant acquisition that is being evaluated by management. The Company anticipates it could borrow an additional $75 million in debt and would plan to pay cash for 50% or more of the total acquisition price.

▪	Unaudited January revenues for the southern region of the Drilling Tools segment of $1.2 million.

▪	The purchase of 50 downhole mud motors. The Company has taken delivery of 12 motors and anticipates taking delivery of the remainder throughout 2006.

Pursuant to General Instruction B.2 of Form 8-K, the information furnished in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability provisions of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01    Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description of Exhibit
99.1	Investor Presentation, dated as of February 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2006 /s/ Lisa Meier Lisa Meier Chief Financial Officer